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                                 April 18, 2002



Masters' Select Funds Trust
Four Orinda Way, Suite 230D
Orinda, California  94556

Attn:  Mr. John Coughlan

         Re:      Rule 485(b) Certification of Counsel

Ladies and Gentlemen:

     We are counsel to Masters' Select Funds Trust (the "Registrant"). The Registrant has represented and certified that Post-Effective Amendment No. 21 to its Registration Statement on Form N-1A (File Nos. 333-10015 and 811-07763) (the "Amendment") is filed solely for one or more of the purposes specified in paragraph (b)(1) of Securities Act Rule 485. We have reviewed the sections of the Amendment that are being filed under paragraph (b) of Rule 485. Based on Registrant's certification and our (limited) review, we hereby represent that the Amendment does not contain disclosures that would render it ineligible to become effective under paragraph (b) of Rule 485.

                                                   Very truly yours,


                                          Paul, Hastings, Janofsky & Walker LLP